CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-233240 on Form S-3 of our report dated March 5, 2019, relating to the consolidated financial statements and financial statement schedules of Brighthouse Life Insurance Company (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2018, and to the reference to us as Experts under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
November 7, 2019